As filed with the Securities and Exchange Commission on May 20, 2025

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

RE/MAX HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	80-0937145
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

5075 South Syracuse Street
Denver, Colorado 80237
(303) 7770-5531

(Address, including zip code, of principal executive offices)

RE/MAX Holdings, Inc. 2023 Omnibus Incentive Plan

(Full title of the Plan)

Erik Carlson
Chief Executive Officer
5075 South Syracuse Street
Denver, Colorado 80237
(303) 770-5531

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Gavin B. Grover, Esq.

John M. Rafferty, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, California 94105

(415) 268-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

RE/MAX Holdings, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an additional 2,800,000 shares of the Registrant’s Class A common stock, par value $0.0001 par value per share (the “Class A Common Stock”), issuable under the Registrant’s 2023 Omnibus Incentive Plan (the “2023 Plan”). This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which registration statements on Form S-8 relating to the 2023 Plan set forth herein are effective.

The Registrant previously registered shares of its Class A Common Stock issuable under the 2023 Plan under a registration statement on Form S-8 filed with the Commission on May 26, 2023 (File No. 333-272219) (the “Prior Registration Statement”). Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of the Registration Statement on Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the 2023 Plan covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE PROSPECTUS

Item 3. Incorporation of Documents by Reference.

The following documents, which are on file with the Commission, are incorporated herein by reference:

a.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on February 20, 2025.

b.	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the Commission on May 1, 2025.

c.	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 8, 2025, March 31, 2025 May 1, 2025 and May 20, 2025.

d.	The description of the Registrant’s Class A Common Stock contained in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on February 20, 2025, which description is incorporated herein by reference.

All reports and other documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date hereof, and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such report or other document. The Registrant is not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or related exhibits furnished on such form that relate to such items, that are not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number		Incorporated by Reference
	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.1*	Amended and Restated Certificate of Incorporation of RE/MAX Holdings, Inc.	10-Q	001-36101	3.1	11/14/2013
4.2*	Bylaws of RE/MAX Holdings, Inc.	8-K	001-36101	3.1	2/22/2018
4.3*	Form of RE/MAX Holdings, Inc. Class A common stock certificate.	S-1	333-190699	4.1	9/27/2013
4.4*	RE/MAX Holdings, Inc. 2023 Omnibus Incentive Plan and related documents.	S-8	333-272219	4.4	5/26/23
4.5*	Amendment to RE/MAX Holdings, Inc. 2023 Omnibus Incentive Plan	8-K	001-36101	10.2	5/20/25
5.1	Opinion of Morrison & Foerster LLP.	Filed herewith.
23.1	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm	Filed herewith.
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm	Filed herewith.
23.3	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).	Filed herewith.
24.1	Power of Attorney (included on signature page to this Registration Statement).	Filed herewith.
107	Filing Fee Table.	Filed herewith.

*	Incorporated by reference to exhibits previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Denver, State of Colorado, on May 20, 2025, 2025.

RE/MAX HOLDINGS, INC.

By:	/s/ Erik Carlson
Erik Carlson Director and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Erik Carlson and Karri R. Callahan, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Erik Carlson
Erik Carlson	Director and Chief Executive Officer (Principal Executive Officer)	May 20, 2025
/s/ Karri R. Callahan
Karri R. Callahan	Chief Financial Officer (Principal Financial Officer)	May 20, 2025
/s/ Leah R. Jenkins
Leah R. Jenkins	Chief Accounting Officer (Principal Accounting Officer)	May 20, 2025
/s/ David L. Liniger
David L. Liniger	Chairman and Co-Founder	May 20, 2025
/s/ Roger J. Dow
Roger J. Dow	Lead Independent Director	May 20, 2025
/s/ Norman K. Jenkins
Norman K. Jenkins	Director	May 20, 2025
/s/ Annita M. Menogan
Annita M. Menogan	Director	May 20, 2025
/s/ Cathleen Raffaeli
Cathleen Raffaeli	Director	May 20, 2025
/s/ Christine M. Riordan
Christine M. Riordan	Director	May 20, 2025
/s/ Katherine L. Scherping
Katherine L. Scherping	Director	May 20, 2025
/s/ Teresa S. Van De Bogart
Teresa S. Van De Bogart	Director	May 20, 2025